Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 20, 2012 (together with all schedules and exhibits hereto, this “Second Amendment”), is entered into by and among CCT FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as administrative agent (in such capacity, the “Administrative Agent”) and a Lender (DBNY and each other Lender party to the Credit Agreement described below, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement dated as of August 22, 2011 as amended by the First Amendment to Credit Agreement dated as of February 28, 2012 (the “Credit Agreement” and the Credit Agreement, as amended by this Second Amendment, the “Amended Credit Agreement”), which provides, among other things, for revolving Loans to be made by each Lender to the Borrower in an aggregate principal amount not exceeding $175,000,000.

B. The Borrower and the Administrative Agent desire to, among other things, provide for an additional commitment of $65,000,000 in the form of a Tranche C Commitment that (x) has a separate Applicable Margin from the Applicable Margins attached to the Tranche A Commitment and the Tranche B Commitment and (y) has the same Adjusted LIBO Rate as the Adjusted LIBO Rate attached to the Tranche B Commitment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Second Amendment Closing Date” means August 20, 2012.

“Tranche C Commitment” means (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $65,000,000 or (y) such lesser amount remaining following any reduction of the Tranche C Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination) and (b) on and after the Commitment Termination Date, zero.

“Tranche C Lender” means each Lender that has a Tranche C Commitment.

“Tranche C Loan” means each Loan made under the Tranche C Commitment.

(b) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Adjusted LIBO Rate” means (A) with respect to any Eurodollar Borrowing comprised of Tranche A Loans, for a period of one (1) month commencing on the later of (x) the date on which such Eurodollar Borrowing is made and (y) the next Interest Reset Date, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such period and (b) Statutory Reserves and (B) with respect to any Eurodollar Borrowing comprised of Tranche B Loans or Tranche C Loans, for a period of three (3) months commencing on the later of (x) the date on which such Eurodollar Borrowing is made and (y) the next Interest Reset Date, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such period and (b) Statutory Reserves.

“Applicable Margin” means (a) with respect to all outstanding Tranche A Loans provided by the Tranche A Lenders, 1.70% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, (b) with respect to all outstanding Tranche B Loans provided by the Tranche B Lenders, 2.35% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion and (c) with respect to all outstanding Tranche C Loans provided by the Tranche C Lenders, 1.70% per annum plus, if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in its sole discretion, provided that the Tranche C Lenders may change the Applicable Margin with respect to Tranche C Loans effective upon 60 days’ written notice to the Administrative Agent (and the Administrative Agent shall promptly upon receipt of such notice deliver a copy thereof to the Borrower).

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, with respect to the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that for the avoidance of doubt, references to “the Commitment” when not qualified by a particular tranche shall mean the aggregate outstanding commitment across all tranches.

“Commitment Fee” means, for each day, the Unused Amount as of such day (calculated with respect to Tranche A Loans and Tranche B Loans only) multiplied by a fraction, the numerator of which is 0.75% and the denominator of which is 360; provided that such Commitment Fee shall be waived (i) for the five calendar months immediately following October 27, 2011 and (ii) with respect to all outstanding Tranche B Loans, until April 28, 2012.

“Make Whole Fee” means (a) with respect to any reduction in the Tranche A Commitment or the Tranche B Commitment, the product of (i) 0.45% multiplied by (ii) the Commitment Reduction Amount multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date with respect to the Tranche A Commitment and the Tranche B Commitment, divided by (iv) 360 and (b) with respect to any reduction in the Tranche C Commitment, zero, provided that the Make Whole Fee shall be zero for the portion of the Commitment Reduction Amount which is reduced or terminated to the extent the Borrower exercises its right to reduce or terminate the Commitment (in whole or in part) in order to enter into (i) a transaction relating to CDOs for which DBNY or its Affiliates is the lead warehouse provider, lead structuring agent or lead placement agent for all securities issued in connection with such transaction or series of related transactions or (ii) a replacement financing facility with DBNY or its Affiliates.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $240,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination); provided that upon the mutual, written agreement of the Borrower and Administrative Agent, the Maximum Commitment may be increased from time to time in increments of $25,000,000 up to $250,000,000 and (b) on and after the Commitment Termination Date, zero.

“Scheduled Commitment Termination Date” means (a) with respect to the Tranche A Commitment and the Tranche B Commitment, the second anniversary of the Closing Date and (b) with respect to the Tranche C Commitment, the second anniversary of the Second Amendment Closing Date, provided that the Tranche C Lenders may change the Scheduled Commitment Termination Date with respect to Tranche C Loans effective upon 60 days’ prior written notice to the Administrative Agent (and the Administrative Agent shall promptly upon receipt of such notice furnish a copy thereof to the Borrower).

“Unused Amount” means, as of any day, the excess of (x) the Maximum Commitment over (y) the aggregate principal amount of Loans outstanding on such day (including Loans made on such day), provided that solely for purposes of calculating the Unused Amount in connection with the Commitment Fee, (i) the Maximum Commitment shall not include the Tranche C Commitment and (ii) the aggregate principal amount of Loans outstanding on such day shall be reduced by the aggregate principal amount of Tranche C Loans outstanding on such day.

(c) The definition of Margin Requirement in Annex II to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Margin Requirement” means, for the purposes of determining the Overcollateralization Test, with respect to each Eligible Investment, as of any date of determination, the lesser of (1) 100% and (2) the product of (x) the sum of (a) the Base Margin Requirement and (b) the Additional Margin Requirement for such Fund Investment and (y) the Super-Collateralization Percentage as of such date; provided that with respect to Revolving Loans (excluding Fully Pre-funded Revolving Loans) and Delayed Drawdown Loans (excluding the funded portions of Funded Delayed Drawdown Loans) that the Administrative Agent has agreed in writing are not Excluded Investments, the percentage specified in writing by the Administrative Agent (which may be in the form of an email); and provided further that the Tranche C Lenders may change clause (2) of this definition of the Margin Requirement applicable to Tranche C Loans effective upon 60 days’ prior written notice to the Administrative Agent (and the Administrative Agent shall promptly upon receipt of such notice furnish a copy thereof to the Borrower).

(d) Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each Loan made by the Lenders hereunder shall be made as a Tranche A Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche A Loans do not exceed the Tranche A Commitment; provided that any Loan (or portion thereof) in excess of the Tranche A Commitment made by the Lenders hereunder shall be made as a Tranche B Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche B Loans do not exceed the Tranche B Commitment; provided further that any Loan (or portion thereof) in excess of the Tranche B Commitment made by the Lenders hereunder shall be made as a Tranche C Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche C Loans do not exceed the Tranche C Commitment.”

(e) Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Any Tranche C Lender may, upon at least 60 days’ prior written notice to the Administrative Agent, reduce its Tranche C Commitment in whole or in part. The Administrative Agent shall promptly upon receipt of such notice furnish a copy thereof to the Borrower. Any such reduction of the Commitment shall result in an equivalent reduction of the Maximum Commitment. Borrower acknowledges and agrees that if on the effective date of such reduction the aggregate principal amount of the then outstanding Tranche C Loans exceeds the Tranche C Commitment, then no later than on such effective date, Borrower shall repay a principal amount of Tranche C Loans (together with accrued interest on such repaid principal portion) such that immediately thereafter the aggregate principal amount of Tranche C Loans outstanding shall not be greater than the Tranche C Commitment.”

(f) Section 3.03(b)(i)(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“any such prepayment of principal shall be applied to (x) first, Tranche C Loans until the principal amount of Tranche C Loans outstanding is zero, (y) second, Tranche B Loans until the principal amount of Tranche B Loans outstanding is zero and (z) third, Tranche A Loans thereafter.”

(g) Section 6.01(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“furnish to the Administrative Agent as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the year ended December 31, 2011) (A) audited consolidated financial statements, including balance sheet, income statement and statement of cash flows of the Equity Owner and the accompanying footnotes for such fiscal year and (B) financial statements of the Borrower, in each case prepared, subject to Section 1.04(Accounting Matters), in accordance with GAAP, setting forth in the case of each fiscal year ending after December 31, 2010 in comparative form the figures for the previous fiscal year. The financial statements delivered pursuant to clause (B) may be unaudited if at least 90% of the Equity Owner’s consolidated assets are owned by the Borrower, and shall be audited otherwise. Any audit under clause (A) and, if applicable, clause (B) hereunder shall be by Deloitte & Touche LLP or another firm of Independent certified public accountants of nationally recognized standing;”

(h) Annex II-C-1 to the Credit Agreement is deleted and replaced by Annex II-C-1 to this Second Amendment.

(i) Exhibit B to the Credit Agreement is deleted and replaced by Exhibit B to this Second Amendment.

(j) Number 4 of Exhibit C to the Credit Agreement is deleted and replaced by the following:

“4. Type of Loan: Type of Loan: [Tranche A Loans][Tranche B Loans][Tranche C Loans]”

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Second Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Second Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Second Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Second Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Second Amendment and each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Second Amendment and the other Credit Documents to be executed and delivered in connection with this Second Amendment and to act with respect to this Second Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Notes. Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall have received a Note (including Schedule 1 for such Note that is accurate as of the Second Amendment Closing Date) substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower. Upon each requesting Lender’s receipt of such Note, such Lender shall promptly return to the Borrower the Note delivered by the Borrower to such Lender on the Closing Date.

(d) Collateral Documents, Management Agreement, etc. The Administrative Agent shall have received, to the extent the Administrative Agent has determined that certain or all of the Collateral Documents, Management Agreement and LLC Agreement are required to be replaced, amended, supplemented or otherwise modified to secure or otherwise contemplate the obligations set forth in this Second Amendment and the Amended Credit Agreement, such replacements, supplements or other modifications dated the Second Amendment Closing Date (or such later date as the Administrative Agent may agree in its discretion), in form and substance reasonably satisfactory to the Administrative Agent.

(e) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Second Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby or by the Amended Credit Agreement which could, in the reasonable opinion of the Administrative Agent, be adverse in any material respect to the Borrower.

(f) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Second Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Second Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(g) Opinions of Counsel. The Administrative Agent shall have received a customary opinion letter, dated as of the Second Amendment Closing Date and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and CNL, addressing the matters set forth in Exhibit F hereto, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders:

(h) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G-2 hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the Second Amendment Closing Date and immediately after the initial funding of any Tranche C Loans with the same effect as if then made.

(i) CNL Letter. The Administrative Agent shall have received from CNL a letter in the form of Exhibit I-2 hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of CNL set forth therein shall be true and correct in all material respects as of the Second Amendment Closing Date and immediately after the initial funding of any Tranche C Loans with the same effect as if then made.

(j) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under this Second Amendment.

(k) Federal Reserve Form U-1. Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment as amended by this Second Amendment.

(l) After giving effect to any requested Borrowing on the Second Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(m) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Second Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Second Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Second Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3. Miscellaneous.

(a) GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Second Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Second Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Second Amendment and shall in no way affect the validity or enforceability of the other provisions of this Second Amendment.

(d) Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Second Amendment.

(g) Entire Agreement. This Second Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

CCT FUNDING LLC, as Borrower

By: CORPORATE CAPITAL TRUST, INC., as its Designated Manager

By:
Name:
Title:

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

LENDER

DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

By:
Name:
Title:

By:
Name:
Title:

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Type of Commitment:	Amount of Commitment:	Percentage of Tranche:
Tranche A Commitment	$75,000,000	100%
Tranche B Commitment	$100,000,000	100%
Tranche C Commitment	$65,000,000	100%

Total Commitment:	$240,000,000

Annex II-C-1

Base Margin Requirement – Corporate Bond Securities

Maturity
Spread To Maturity	Equal to 3 years	Equal to 5 years	Equal to 12 years	Equal to 17 years	Equal to 30 years
Equal to 0.50%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 1.25%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 4.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 6.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 9.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Equal to 12.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%
Less or Equal to 20.00%	[ ]*%	[ ]*%	[ ]*%	[ ]*%	[ ]*%

*	Base margin rates in the following tables depend on both the Credit Spread of the corporate bond (vertical axis) and the maturity of the corporate bond (horizontal axis). The base rates are bi-linearly interpolated within the table boundaries. For bonds with (i) maturity less than 3 years, the base margin rate shall be based on a maturity equal to 3 years, (ii) Credit Spread less than 0.50%, the base margin rate shall be based on the Spread to Maturity equal to 0.50% or (iii) maturity greater than 30 years, the base margin rate will be as agreed on a case by case basis by the Administrative Agent and the Borrower.

*	CONFIDENTIAL TREATMENT REQUEST—Confidential portion has been omitted and filed separately with the Commission.

EXHIBIT B

FORM OF NOTE

[            ], 201[ ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to Deutsche Bank AG, New York Branch and its successors and assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as defined below), the principal amount of each [Tranche A Loan]/[Tranche B Loan]/[Tranche C Loan] from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of August 22, 2011 (as hereafter amended from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined) between the Borrower and the Lender.

The Borrower promises to pay interest on the unpaid principal amount of each [Tranche A Loan]/[Tranche B Loan]/[Tranche C Loan] from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. The aggregate unpaid amount of all [Tranche A Loans]/[Tranche B Loans]/[Tranche C Loans] recorded by the Lender on its books or set forth on the schedule attached hereto shall be rebuttable presumptive evidence of the unpaid principal amount of this Note. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Payment Office of the Lender. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is the Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence of an Event of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. [Tranche A Loans]/[Tranche B Loans]/[Tranche C Loans] made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, type, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Signatures begin on the next page]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CCT FUNDING LLC

By:	CORPORATE CAPITAL TRUST, INC., its Designated Manager

By:
Name:
Title:

[Signature page to Note]

SCHEDULE 1 TO NOTE

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT F

FORM OF REQUIRED BORROWER AND MANAGER OPINION

[Attached]

EXHIBIT G-2

FORM OF MANAGER LETTER

[Attached]

EXHIBIT I-2

FORM OF CNL LETTER

[Attached]